Exhibit 10

INDEPENDENT AUDITORS’ CONSENT

We consent to the incorporation by reference in Post-Effective Amendment No. 22 to Registration Statement No. 2-74584 on Form N-1A of our report dated December 15, 2000 appearing in the Annual Report of Merrill Lynch Retirement Reserves Money Fund of Merrill Lynch Retirement Series Trust for the year ended October 31, 2000, and to the reference to us under the caption “Financial Highlights” in the Prospectus, which is a part of such Registration Statement.

/s/ Deloitte & Touche LLP

Princeton, New Jersey

January 30, 2001